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                                                                      EXHIBIT 12



                 BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in thousands)


                                                                                       Nine Months Ended
                                                                          ---------------------------------------------
                                                                             April 1, 2001           March 26, 2000
                                                                          --------------------     --------------------
Net income                                                                $            43,513      $           108,903

Add:
       Interest                                                                        21,689                   15,151
       Income tax expense and other taxes on income                                    25,550                   63,960
       Fixed charges of unconsolidated subsidiaries                                         -                       89
                                                                          --------------------     --------------------
                    Earnings as defined                                   $            90,752      $           188,103
                                                                          ====================     ====================

Interest                                                                  $            21,689      $            15,151
Fixed charges of unconsolidated subsidiaries                                                -                       89
                                                                          --------------------     --------------------
                    Fixed charges as defined                              $            21,689      $            15,240
                                                                          ====================     ====================

Ratio of earnings to fixed charges                                                       4.18 x                  12.34 x
                                                                          ====================     ====================